Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-41938


                           Prospectus Supplement No. 1
          Dated February 18, 2003 (to Prospectus dated January 6, 2003)


                           INTEGRAL TECHNOLOGIES, INC.

     This Prospectus Supplement is part of the Prospectus dated January 6, 2003 related to the resale of up to 16,470,000 shares of our common stock by the persons identified as "selling securityholders" in the Prospectus.

     A copy of our Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2002 is attached hereto.



       The date of this Prospectus Supplement No. 1 is February 18, 2003.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark  One)

       [X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                For the quarterly period ended December 31, 2002

       [ ]  TRANSITION  REPORT  UNDER  SECTION 13 OR 15(d) OF THE EXCHANGE ACT
                  For the transition period from ______________ to______________

                              Commission file number: 0-28353

                           INTEGRAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
         (Exact name of small business issuer as specified in it charter)

                NEVADA                                 98-0163519
   --------------------------------         ---------------------------------
   (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)


           805 W. ORCHARD DRIVE, SUITE 3, BELLINGHAM, WASHINGTON 98225
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (360) 752-1982
--------------------------------------------------------------------------------
                           (issuer's telephone number)


--------------------------------------------------------------------------------
    (Former name, former address and former fiscal year, if changed since last report)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or such shorter period  that  the  issuer  was  required to file such reports), and (2) has been
subject  to  such filing requirements for the past 90 days.  Yes [X]   No [ ]

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                   PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Check whether the issuer filed all documents and reports required to be filed by
Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities
under  a  plan  confirmed  by  a  court.     Yes  [ ]     No  [ ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: AS OF FEBRUARY 10, 2003, THE ISSUER
                                             -----------------------------------
HAD 32,616,355 SHARES OF $.001 PAR VALUE COMMON STOCK OUTSTANDING.
------------------------------------------------------------------

Transitional Small Business Disclosure Format (Check one):    Yes [ ]     No [X]

                                      INDEX


                                                                            PAGE
                                                                            ----


PART  I  -  FINANCIAL  INFORMATION


ITEM  1.  FINANCIAL  STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . F-1


ITEM  2.  PLAN  OF  OPERATION. . . . . . . . . . . . . . . . . . . . . . . . . 1


ITEM  3.  CONTROLS  AND  PROCEDURES. . . . . . . . . . . . . . . . . . . . . . 2


PART  II  -  OTHER  INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 3


SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED  FINANCIAL  STATEMENTS
DECEMBER  31,  2002
(U.S.  DOLLARS)
(UNAUDITED)



INDEX                                                               PAGE
-----                                                               ----

FINANCIAL  STATEMENTS

Consolidated  Balance  Sheets                                        F-1

Consolidated  Statements  of  Operations                             F-2

Consolidated  Statements  of  Stockholders'  Equity                  F-3

Consolidated  Statements  of  Cash  Flows                            F-4

Note  to  Consolidated  Financial  Statements                        F-5 - F-6

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  BALANCE  SHEETS
(UNAUDITED)
(U.S.  DOLLARS)

================================================================================================
                                                                    DECEMBER 31,     JUNE 30,
                                                                        2002           2002
------------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                             $     514,223   $    267,795
  Accounts receivable                                                      1,894         15,767
  Prepaid expenses                                                         7,928         15,093
------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                     534,045        298,655
PROPERTY AND EQUIPMENT                                                    66,385         78,583
INVESTMENTS                                                                    1              1
------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                       $     600,431   $    377,239
================================================================================================

LIABILITIES

CURRENT
  Accounts payable and accruals                                    $     528,163   $    657,107
  Due to West Virginia University Research Corporation                   397,296        397,296
  Customer deposits                                                            0         13,232
------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                925,459      1,067,635
------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  20,000,000  Shares authorized
     439,610  (June 30, 2002 - 439,610) issued and outstanding           439,610        439,610

COMMON STOCK AND PAID IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  50,000,000  Shares authorized
  32,616,355  (June 30, 2002 - 30,787,562) issued and outstanding     13,062,991     12,116,450

PROMISSORY NOTES RECEIVABLE                                              (66,500)       (66,500)
OTHER COMPREHENSIVE INCOME                                                46,267         46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                     (13,807,396)   (13,226,223)
------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                              (325,028)      (690,396)
------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $     600,431   $    377,239
================================================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
(UNAUDITED)
(U.S.  DOLLARS)

========================================================================================================================
                                                         THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                  DECEMBER 31,         DECEMBER 31,       DECEMBER 31,     DECEMBER 31,
                                                      2002                 2001               2002             2001
------------------------------------------------------------------------------------------------------------------------
REVENUE                                           $        12,351   $           6,804   $        16,749   $      27,686
COST OF SALES                                                   0               1,500                 0          13,468
------------------------------------------------------------------------------------------------------------------------
                                                           12,351               5,304            16,749          14,218
------------------------------------------------------------------------------------------------------------------------
EXPENSES
  Salaries and benefits                                   135,185             135,483           246,902         323,852
  Legal and accounting                                     63,960              70,228            83,765          97,663
  Consulting                                               46,712             204,548            94,748         417,804
  General and administrative                               32,224              36,708            58,958          46,853
  Travel and entertainment                                 31,690              24,864            51,481          49,613
  Rent                                                      8,187               8,054            15,439          17,885
  Telephone                                                 6,618               9,338            13,778          17,225
  Advertising                                               4,860               2,788             9,360           5,486
  Research and development                                    196               1,818               646           6,509
  Bank charges and interest, net                              154               2,720               339           5,802
  Bad debts                                                     0                   0                 0          14,500
  Interest on beneficial conversion feature                     0                   0                 0               0
  Remuneration pursuant to proprietary,
    non-competition agreement                                   0                   0                 0               0
  Financing fees                                                0                   0                 0               0
  Write-off of investments                                      0                   0                 0               0
  Write-down of license and operating assets                    0                  00                 0               0
  Depreciation and amortization                             5,758               3,004            11,516           6,485
------------------------------------------------------------------------------------------------------------------------
                                                          335,544             499,553           586,932       1,009,677
------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM                            323,193             494,249           570,183         995,459
EXTRAORDINARY ITEM
  Cancellation of debt                                          0                   0                 0               0
------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR PERIOD                               $       323,193   $         494,249   $       570,183   $     995,459
========================================================================================================================
NET LOSS PER COMMON SHARE                         $         (0.01)  $           (0.02)  $         (0.04)  $       (0.02)
========================================================================================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                            31,494,108          28,236,958        30,961,779      27,650,331
========================================================================================================================

============================================================
                                               PERIOD FROM
                                               FEBRUARY 12,
                                                   1996
                                              (INCEPTION) TO
                                               DECEMBER 31,
                                                   2002
------------------------------------------------------------
REVENUE                                       $     232,061
COST OF SALES                                       216,016
------------------------------------------------------------
                                                     16,045
------------------------------------------------------------
EXPENSES
  Salaries and benefits                           3,036,257
  Legal and accounting                            1,108,283
  Consulting                                      1,805,072
  General and administrative                        507,860
  Travel and entertainment                          701,270
  Rent                                              237,219
  Telephone                                         241,186
  Advertising                                       271,255
  Research and development                        1,244,167
  Bank charges and interest, net                    106,696
  Bad debts                                          65,818
  Interest on beneficial conversion feature         566,456
  Remuneration pursuant to proprietary,
    non-competition agreement                       711,000
  Financing fees                                    104,542
  Write-off of investments                        1,249,999
  Write-down of license and operating assets      1,855,619
  Depreciation and amortization                     258,588
------------------------------------------------------------
                                                 14,071,287
------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM                   14,055,242
EXTRAORDINARY ITEM
  Cancellation of debt                             (602,843)
------------------------------------------------------------
NET LOSS FOR PERIOD                           $  13,452,399
============================================================
NET LOSS PER COMMON SHARE
============================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
============================================================

See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY
(UNAUDITED)
(U.S.  DOLLARS)

=================================================================================================================================
                                               COMMON                   PREFERRED
                                              STOCK AND                 STOCK AND
                                 SHARES OF     PAID-IN     SHARES OF     PAID-IN
                                   COMMON      CAPITAL     PREFERRED     CAPITAL     PROMISSORY                        OTHER
                                   STOCK      IN EXCESS      STOCK      IN EXCESS      NOTES           SHARE       COMPREHENSIVE
                                   ISSUED       OF PAR       ISSUED      OF PAR      RECEIVABLE    SUBSCRIPTIONS       INCOME
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001           26,949,062  $ 8,900,983     564,410   $  564,410   $   (58,500)  $       50,000   $       46,267
Proprietary non-competition
  Agreement                         450,000      711,000           0            0             0                0                0
  Held in escrow                    700,000            0           0            0             0                0                0
  Exercise of options             2,263,500      971,200           0            0       (15,000)         (10,000)               0
  Exercise of warrants              325,000      130,000           0            0             0                0                0
  Subscriptions                     100,000       40,000           0            0             0          (40,000)               0
  Stock option compensation               0      415,685           0            0             0                0                0
  Shares released from escrow             0      954,582           0            0             0                0                0
  Dividends on preferred shares           0            0           0            0             0                0                0
  Redeemed shares                         0            0    (124,800)    (124,800)            0                0                0
  Write-off of promissory note
    Receivable                            0       (7,000)          0            0         7,000                0                0
Net loss for year                         0            0           0            0             0                0                0
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2002           30,787,562   12,116,450     439,610      439,610       (66,500)               0           46,267
Shares issued on private
  placement for cash              1,684,000      842,000           0            0             0                0                0
Settlement of debt                  144,793      104,541           0            0             0                0                0
Dividends on Preferred Shares             0            0           0            0             0                0                0
Net Loss for Period                       0            0           0            0             0                0                0
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002       32,616,355  $13,062,991     439,610   $  439,610   $   (66,500)  $            0   $       46,267
=================================================================================================================================

===============================================================
                                    DEFICIT
                                  ACCUMULATED
                                  DURING THE         TOTAL
                                  DEVELOPMENT    STOCKHOLDERS'
                                     STAGE          EQUITY
---------------------------------------------------------------
BALANCE, JUNE 30, 2001           $ (9,176,745)  $      326,415
Proprietary non-competition
  Agreement                                 0          711,000
  Held in escrow                            0                0
  Exercise of options                       0          946,200
  Exercise of warrants                      0          130,000
  Subscriptions                             0                0
  Stock option compensation                 0          415,685
  Shares released from escrow               0          954,582
  Dividends on preferred shares       (26,087)         (26,087)
  Redeemed shares                    (187,200)        (312,000)
  Write-off of promissory note
    Receivable                              0                0
Net loss for year                  (3,836,191)      (3,836,191)
---------------------------------------------------------------

BALANCE, JUNE 30, 2002            (13,226,223)        (690,396)
Shares issued on private
  placement for cash                        0          842,000
Settlement of debt                          0          104,541
Dividends on Preferred Shares         (10,990)         (10,990)
Net Loss for Period                  (570,183)        (570,183)
---------------------------------------------------------------

BALANCE, DECEMBER 31, 2002       $(13,807,396)  $     (325,028)
===============================================================

See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
(UNAUDITED)
(U.S.  DOLLARS)

======================================================================================================
                                                                                       PERIOD FROM
                                                                                      FEBRUARY 12,
                                                                                          1996
                                                          SIX MONTHS ENDED             (INCEPTION)
                                                             DECEMBER 31,                THROUGH
                                                        2002             2001       DECEMBER 31, 2002
------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                          $     (570,183)  $  (995,459)  $      (13,452,399)
  Items not involving cash
   Write-down of investment                                      0             0            1,249,999
    Proprietary, non-competition agreement                       0             0              711,000
    Depreciation and amortization                           12,198        10,121              283,556
    Extraordinary item                                           0             0             (602,843)
    Consulting services and financing fees                       0             0              671,900
    Stock option compensation benefit                            0       349,910              806,748
    Interest on beneficial conversion                            0             0              566,456
    Settlement of lawsuit                                        0             0               15,000
    Write-down of license and operating assets                   0             0            1,853,542
    Bad debts                                                    0        14,500               65,818
CHANGES IN NON-CASH WORKING CAPITAL
  Due from affiliated company                                    0             0             (116,000)
  Notes and account receivable                               3,873        (3,193)            (106,214)
  Inventory                                                      0         1,500              (46,842)
  Prepaid expenses                                           7,165       (25,000)              (7,928)
  Other                                                          0             0               (2,609)
  Accounts payable and accruals                            (48,625)      158,502              792,756
  Due to West Virginia University Research
  Corporation                                                    0             0              397,296
------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                         (595,572)     (489,119)          (6,920,764)
------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and
  intangible assets                                              0             0             (200,935)
  Assets acquired and liabilities assumed on
  purchase of subsidiary                                         0             0             (129,474)
  Investment purchase                                            0             0           (2,000,000)
  License agreement                                              0             0             (124,835)
------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                0             0           (2,455,244)
------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                              0             0              (45,000)
  Repayments to stockholders                                     0             0              (94,046)
  Subscriptions received                                         0       242,192               50,000
  Issuance of common stock                                 842,000       210,436            8,482,146
  Advances from stockholders (net of repayments)                 0             0            1,078,284
  Share issue cost                                               0             0             (227,420)
  Proceeds from convertible debentures                           0             0              600,000
------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                      842,000       452,628            9,843,964
------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION
  ON CASH                                                        0             0               46,267
------------------------------------------------------------------------------------------------------
INFLOW (OUTFLOW) OF CASH                                   246,428       (36,491)             514,223
CASH, BEGINNING OF PERIOD                                  267,795        69,556                    0
------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                 $      514,223   $    33,065   $          514,223
======================================================================================================

See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
THREE  AND  SIX  MONTHS  ENDED  DECEMBER  31,  2002
(UNAUDITED)
(U.S.  DOLLARS)

================================================================================

1.   BASIS  OF  PRESENTATION

     These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's June 30, 2002 Form 10-KSB.

     In the opinion of the Company's management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company's consolidated financial position at December 31, 2002 and June 30, 2002, the consolidated results of operations for the three months and six months ended December 31, 2002 and 2001 and the consolidated cash flows for the six months ended December 31, 2002 and 2001. The results of operations for the three months and six months ended December 31, 2002 are not necessarily indicative of the results to be expected for the entire fiscal year.

2.   STOCKHOLDERS'  EQUITY

     (a) During the six month period ended December 31, 2002, the Company granted a total of 1,030,000 fully vested stock options to directors and employees of the Company , pursuant to the 2001 Plan, at an exercise price of $1.00 per share of which 200,000 stock options expire on August 31, 2003 and 830,000 stock options expire on December 31, 2005.

     (b) The following table summarizes the Company's stock option activity for the period:

          ==================================================================
                                                                   Weighted
                                                      Exercise      Average
                                         Number        Price       Exercise
                                       of Shares     Per Share       Price
          ------------------------------------------------------------------
          Balance, June 30, 2002       1,305,000   $0.40 to $1.50  $    0.76
          Granted during the period    1,030,000       $1.00            1.00
          Cancelled during the period   (250,000)      $0.40       $    0.40
          ------------------------------------------------------------------

          Balance, December 31,
            2002                       2,085,000   $0.64 to $1.50  $    0.87
          ==================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
THREE  AND  SIX  MONTHS  ENDED  DECEMBER  31,  2002
(UNAUDITED)
(U.S.  DOLLARS)

================================================================================

2.   STOCKHOLDERS'  EQUITY  (Continued)

     (c) The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil was recognized as wages expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

          ======================================================================

          Net loss, as reported                                       $(570,183)
          Net loss, pro-forma                                         $(797,337)
          Net loss per share, as reported                             $   (0.04)
          Net loss per share, pro-forma                               $   (0.04)
          ======================================================================

          The fair value of each option grant is calculated using the following weighted average assumption:

          ======================================================================

          Expected life (years)                                             2.2
          Interest rate                                                    3.00%
          Volatility                                                      51.50%
          Dividend yield                                                   0.00%
          ======================================================================

     (d) During the six month period ended December 31, 2002, the Company entered into a private placement agreement with various investors whereby the Company issued 1,684,000 units consisting of one share of common stock and a one-half of a share purchase warrant at a price of $0.50 per unit. Each whole warrant is exercisable at a price of $0.75 and expire two years after the date of grant.

     (e) During the six month period ended December 31, 2002, the Company settled the non-usage fee of $104,541 due to Swartz by issuing 144,793 shares of common stock.

ITEM  2.  PLAN  OF  OPERATION.


     To date the Company has recorded nominal revenues from operations. The Company is still considered a development stage company for accounting purposes. From inception on February 12, 1996 through December 31, 2002, the Company has accrued an accumulated deficit of approximately $ 13.8 million.

     As a result of the commercial interest in the Company's antenna technologies, the Company presently intends to focus substantially all of its resources on the commercialization and sales of antenna products. As a result, the Company will not be devoting any of its resources on the further research, development and commercialization of the other technologies in which it has an interest.

     The Company's business strategy focuses on leveraging its intellectual property rights on its antenna technologies, its strengths in antenna design, material innovation, and an understanding of the wireless marketplace.

     The Company is not in the manufacturing business and does not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. The Company will be relying on contract manufacturers to produce the antenna products.

     The Company expects to now be able to focus its marketing efforts through to the end of calendar 2003 on two primary wireless market segments. The Company's Plastenna technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. The Company's GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications.

     The Company anticipates spending approximately $250,000 over the next twelve months on ongoing research and development of the different applications and uses of its antenna technologies.

     During the next twelve months, the Company does not anticipate increasing its staff.

     To date, the Company has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations. During the past two fiscal years, the majority of financing was completed pursuant to an equity line of credit with the Swartz Private Equity, LLC ("Swartz"). In May 2000, the Company entered into an Investment Agreement with Swartz. Pursuant to the terms of the Investment Agreement, the Company may, in its sole discretion and subject to certain restrictions, periodically sell ("Put") shares of common stock to Swartz for up to $25,000,000. Pursuant to the terms of the Investment Agreement, the Put share price will be determined and paid to the Company twenty business days after the date of the Put. The terms of the Investment Agreement are more fully described in Item 1 (Description of Business) under the subsection entitled "Investment Agreement with Swartz Private Equity, LLC." The Company received net proceeds of $102,356 from a Put of 81,885 shares to Swartz during the fiscal year ended June 30, 2001. The Company received net proceeds of $954,582 from Puts totaling 775,975 shares to Swartz during the year ended June 30, 2002.

     The Company does not currently have adequate funds available to fund its operations over the next twelve months. If the Company does not earn adequate revenues to sufficiently fund operations during this time period, the Company will attempt to raise capital through the sale of its securities pursuant to the Investment Agreement with Swartz. There can be no assurance, however, that market conditions will permit the Company to raise sufficient funds pursuant to the Investment Agreement with Swartz or that additional financing will be available when needed or on terms acceptable to the Company.

     Other  Material  Developments

     In November 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares.


ITEM  3.  CONTROLS  AND  PROCEDURES

Based on their most recent evaluation, which was completed within 90 days of the filing of this Form 10-QSB, the Company's Chief Executive Officer and Chief Financial Officer believe the Company's disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) are effective to ensure that information required to be disclosed by the Company in this report is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. There were no significant changes in the Company's internal controls or other factors that could significantly affect these controls subsequent to the date of their evaluation and there were no corrective actions with regard to significant deficiencies and material weaknesses.

PART  II  -  OTHER  INFORMATION


ITEM  1.  LEGAL  PROCEEDINGS.

     There have been no material developments in any legal proceedings except as previously described in the Company's periodic reports.


ITEM  2.  CHANGES  IN  SECURITIES.

     In October 2002, the Company issued 144,793 shares of restricted common stock to Swartz Private Equity, LLC ("Swartz"), pursuant to an agreement to settle a non-use fee of $104,541.84 that had accrued pursuant to the Investment Agreement between the Company and Swartz. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

     In November 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.


ITEM  3.  DEFAULTS UPON SENIOR SECURITIES - None.


ITEM  4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS - None.


ITEM  5.  OTHER INFORMATION - None.


ITEM  6.  EXHIBITS AND REPORTS ON FORM 8-K.

Exhibit Number      Description
--------------      -----------

     3.1 Articles of Incorporation, as amended and currently in effect. (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

     3.2            Bylaws,  as  amended  and  restated  on  December  31, 1997.
                    (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

     4.3 Investment Agreement dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

     10.12 Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17, 2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form S-8 (file no. 333-76058).)

     10.13          Employment  Agreement  between  Integral  and  William  S.
                    Robinson  dated  July 1, 2002. (Incorporated by reference to
                    Exhibit 10.13 of Integral's Form 10-KSB for the year ended June 30, 2002.)

     10.14 Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit
                    10.14 of Integral's Form 10-KSB for the year ended June 30, 2002.)


(b)     Reports on Form 8-K - None.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             INTEGRAL  TECHNOLOGIES,  INC.


                             By:  /s/  William  S.  Robinson
                                  ----------------------------------------------
                                  William S. Robinson, Chairman, Chief Executive Officer, Treasurer and Director

                             By:  /s/  William  A.  Ince
                                  ----------------------------------------------
                                  William A. Ince, President, Secretary,
                                  Chief Financial Officer and Director

Date:  February 13, 2003


                            CERTIFICATION PURSUANT TO
                    18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with, and the extent required by 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, in his capacity as the Chief Executive Officer of Integral Technologies, Inc., that, to his knowledge, the Quarterly Report of the company on Form 10-QSB for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.

February 13, 2003


  /s/  William  S.  Robinson
----------------------------------------
William S. Robinson, Chief Executive Officer


                            CERTIFICATION PURSUANT TO
                    18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with, and the extent required by 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, in his capacity as the Chief Financial Officer of Integral Technologies, Inc., that, to his knowledge, the Quarterly Report of the company on Form 10-QSB for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.

February 13, 2003


  /s/  William  A.  Ince
----------------------------------------
William A. Ince, Chief Financial Officer

                            CERTIFICATION PURSUANT TO
                    18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     I, William S. Robinson, Chief Executive Officer of Integral Technologies, Inc., certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Integral Technologies, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

February 13, 2003


  /s/  William S. Robinson
-------------------------------------
William S. Robinson, Chief Executive Officer

                            CERTIFICATION PURSUANT TO
                    18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     I, William A. Ince, Chief Financial Officer of Integral Technologies, Inc., certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Integral Technologies, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

February 13, 2003


  /s/  William A. Ince
-------------------------------------
William A. Ince, Chief Financial Officer